                                                                     Exhibit 5.1
                                                                     -----------


                          JONES, DAY, REAVIS & POGUE
                               2001 Ross Avenue
                           2300 Trammell Crow Center
                             Dallas, Texas  75201



                                January 3, 1997

Fairfield Communities, Inc.
11001 Executive Center Drive
Little Rock, Arkansas 72211

     Re:  Registration of up to 60,000 Shares of Common Stock,
          par value $0.01 per share, of Fairfield Communities, Inc.
          ---------------------------------------------------------

Ladies and Gentlemen:

          We are acting as counsel to Fairfield Communities, Inc., a Delaware corporation (the "Company"), in connection with the offering by a stockholder of the Company (the "Selling Stockholder") of up to 60,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company.

          We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

          In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended, and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


                                   Very truly yours,



                                   /s/ Jones, Day, Reavis & Pogue